Exhibit 3.35

ARTICLES OF ORGANIZATION

OF

WW PROJECT SELLER, LLC

Pursuant to Arizona Revised Statutes § 29-632, the undersigned states as follows:

1. The name of the limited liability company (the “Company”) formed by this instrument is “WW Project Seller, LLC.”

2. The address of the Company’s registered office in Arizona is 17851 N. 85th Street, Suite 300, Scottsdale, Arizona 85255.

3. The name and business address of the Company’s statutory agent is C T Corporation System, 2394 E. Camelback Road, Phoenix, Arizona 85016.

4. Management of the Company is reserved to its sole member. The name and address of the Company’s sole member is MTH Cavalier, LLC, 17851 N. 85th Street, Suite 300, Scottsdale, Arizona 85255.

Dated: January 8, 2008	/s/ MEL FARAONI
Mel Faraoni Organizer

Acceptance of Appointment

By Statutory Agent

The undersigned hereby acknowledges and accepts the appointment as statutory agent of WW Project Seller, LLC, an Arizona limited liability company, effective this 9th day of January, 2008.

C T Corporation System

2394 E. Camelback Road

Phoenix, AZ 85016

Signature:	/s/ VIRGINIA G. FLOCK
Printed Name:	Virginia G. Flock
Special Assistant Secretary

ARTICLES OF AMENDMENT TO THE

ARTICLES OF ORGANIZATION

OF

WW PROJECT SELLER, LLC

Pursuant to Arizona Revised Statutes § 29-633, the undersigned states as follows:

1. Name: The name of the limited liability company (the “Company”) to which this instrument pertains is “WW Project Seller, LLC.”

2. Filing Information: The Company’s Articles of Organization were filed with the Arizona Corporation Commission on January 9, 2008 as Document No. L-1420496-0.

3. Amendment: Article 4 of the Company’s Articles of Organization is hereby amended as follows:

The name and address of the Company’s sole member is Meritage Paseo Crossing, LLC, 17851 N. 85th Street, Suite 300, Scottsdale, Arizona 85255.

Dated: October 15, 2008	WW PROJECT SELLER, LLC, an Arizona limited liability company

	By:	MERITAGE PASEO CROSSING, LLC, an Arizona limited liability company, its sole member

		By:	MERITAGE HOMES OF ARIZONA, INC., an Arizona corporation, its sole member

		By:	/s/ MEL FARAONI
		Name:	Mel Faraoni
		Title:	Vice President- Associate General Counsel